EXHIBIT 99.1
Pega Cloud Growth Highlights Strong Q3 2024
•Annual Contract Value (ACV) grows 16% year over year (14% in constant currency)
•Pega Cloud ACV grows 30% year over year (26% in constant currency)
•Cash flow from operations reaches $251 million and free cash flow hits $246 million in the first nine months of 2024
CAMBRIDGE, Mass. — October 23, 2024 — Pegasystems Inc. (NASDAQ: PEGA), the leading enterprise AI decisioning and workflow automation platform provider, released its financial results for the third quarter of 2024.
“Pega GenAI Blueprint is creating enormous excitement and fundamentally changing how we engage with our clients,“ said Alan Trefler, founder and CEO. "Pega's distinctive AI approach is showing clients how they can accelerate their digital transformation to become true autonomous enterprises."
"It's awesome to see accelerating ACV growth and continued strong free cash flow,” said Ken Stillwell, COO and CFO. “The steep acceleration in Pega Cloud growth demonstrates our clients’ commitment to digitally transform.”
Financial and performance metrics (1)
Reconciliation of ACV and Constant Currency ACV

(in millions, except percentages)	September 30, 2023	September 30, 2024	1-Year Change
ACV	$1,169	$1,360	16%
Impact of changes in foreign exchange rates	—	(28)
Constant currency ACV	$1,169	$1,332	14%
Note: Constant currency ACV is calculated by applying the September 30, 2023 foreign exchange rates to all periods shown.
1 Refer to the schedules at the end of this release for additional information, including a reconciliation of GAAP and non-GAAP measures.

EXHIBIT 99.1
(continued)
Cash Flow Growth

(Dollars in thousands, except per share amounts)	Three Months Ended September 30,			Nine Months Ended September 30,
	2024	2023	Change	2024	2023	Change
Total revenue	$325,050	$334,643	(3)%	$1,006,350	$958,383	5%
Net (loss) - GAAP	$(14,390)	$(7,279)	(98)%	$(19,901)	$(74,857)	73%
Net income - non-GAAP	$34,594	$37,595	(8)%	$122,589	$58,018	111%
Diluted (loss) per share - GAAP	$(0.17)	$(0.09)	(89)%	$(0.23)	$(0.90)	74%
Diluted earnings per share - non-GAAP	$0.39	$0.44	(11)%	$1.38	$0.69	100%

(Dollars in thousands)	Three Months Ended September 30,				Change		Nine Months Ended September 30,				Change
	2024		2023				2024		2023
Pega Cloud	$144,108	44%	$118,040	35%	$26,068	22%	$409,096	41%	$340,982	36%	$68,114	20%
Maintenance	80,702	25%	83,538	25%	(2,836)	(3)%	242,047	24%	245,210	25%	(3,163)	(1)%
Subscription services	224,810	69%	201,578	60%	23,232	12%	651,143	65%	586,192	61%	64,951	11%
Subscription license	45,420	14%	74,342	22%	(28,922)	(39)%	193,405	19%	200,066	21%	(6,661)	(3)%
Subscription	270,230	83%	275,920	82%	(5,690)	(2)%	844,548	84%	786,258	82%	58,290	7%
Consulting	54,364	17%	55,976	17%	(1,612)	(3)%	160,451	16%	167,396	18%	(6,945)	(4)%
Perpetual license	456	—%	2,747	1%	(2,291)	(83)%	1,351	—%	4,729	—%	(3,378)	(71)%
	$325,050	100%	$334,643	100%	$(9,593)	(3)%	$1,006,350	100%	$958,383	100%	$47,967	5%
Quarterly conference call
A conference call and audio-only webcast will be conducted at 8:00 a.m. EDT on Thursday, October 24, 2024.
Members of the public and investors are invited to join the call and participate in the question and answer session by dialing 1 (800) 715-9871 (domestic) or 1 (646) 307-1963 (international) and using Conference ID 2282955, or via https://events.q4inc.com/attendee/813806779 by logging onto www.pega.com at least five minutes prior to the event's broadcast and clicking on the webcast icon in the Investors section.

Discussion of non-GAAP financial measures
Our non-GAAP financial measures should only be read in conjunction with our consolidated financial statements prepared in accordance with GAAP. We believe that these measures help investors understand our core operating results and prospects, which is consistent with how management measures and forecasts our performance without the effect of often one-time charges and other items outside our normal operations. Management uses these measures to assess the performance of the company's operations and establish operational goals and incentives. They are not a substitute for financial measures prepared under U.S. GAAP. Refer to the schedules at the end of this release for additional information, including a reconciliation of GAAP and non-GAAP measures.
Forward-looking statements
Certain statements in this press release may be "forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995.
Words such as expects, anticipates, intends, plans, believes, will, could, should, estimates, may, targets, strategies, intends to, projects, forecasts, guidance, likely, and usually or variations of such words and other similar expressions identify forward-looking statements. These statements represent our views only as of the date the statement was made and are based on current expectations and assumptions.
Forward-looking statements deal with future events and are subject to risks and uncertainties that are difficult to predict, including, but not limited to:
•our future financial performance and business plans;
•the adequacy of our liquidity and capital resources;
•the continued payment of our quarterly dividends;
•the timing of revenue recognition;
•variation in demand for our products and services, including among clients in the public sector;
•reliance on key personnel;
•reliance on third-party service providers, including hosting providers;
•compliance with our debt obligations and covenants;
•the potential impact of our convertible senior notes and Capped Call Transactions;
•foreign currency exchange rates;
•potential legal and financial liabilities, as well as damage to our reputation, due to cyber-attacks;
•security breaches and security flaws;
•our ability to protect our intellectual property rights, costs associated with defending such rights, intellectual property rights claims, and other related claims by third parties against us, including related costs, damages, and other relief that may be granted against us;
•our ongoing litigation with Appian Corp.;
•our client retention rate; and
•management of our growth.
These risks and others that may cause actual results to differ materially from those expressed in such forward-looking statements are described further in Part I of our Annual Report on Form 10-K for the year ended December 31, 2023, and other filings we make with the U.S. Securities and Exchange Commission (“SEC”).
Investors are cautioned not to place undue reliance on such forward-looking statements, and there are no assurances that the results included in such statements will be achieved. Although subsequent events may cause our view to change, except as required by applicable law, we do not undertake and expressly disclaim any obligation to publicly update or revise these forward-looking statements, whether as the result of new information, future events, or otherwise.
Any forward-looking statements in this press release represent our views as of October 23, 2024.

About Pegasystems
Pega provides a powerful platform that empowers the world's leading organizations to unlock business-transforming outcomes with real-time optimization. Clients use our enterprise AI decisioning and workflow automation to solve their most pressing business challenges - from personalizing engagement to automating service to streamlining operations. Since 1983, we've built our scalable and flexible architecture to help enterprises meet today's customer demands while continuously transforming for tomorrow. For more information on how Pega (NASDAQ: PEGA) empowers its clients to Build for Change®, visit www.pega.com.
Press contact:
Lisa Pintchman
VP, Corporate Communications
lisapintchman.rogers@pega.com
617-866-6022
Twitter: @pega
Investor contact:
Peter Welburn
VP, Corporate Development & Investor Relations
PegaInvestorRelations@pega.com
617-498-8968
All trademarks are the property of their respective owners.

PEGASYSTEMS INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue
Subscription services	$224,810	$201,578	$651,143	$586,192
Subscription license	45,420	74,342	193,405	200,066
Consulting	54,364	55,976	160,451	167,396
Perpetual license	456	2,747	1,351	4,729
Total revenue	325,050	334,643	1,006,350	958,383
Cost of revenue
Subscription services	36,868	35,906	108,930	109,553
Subscription license	384	629	1,504	1,971
Consulting	59,451	57,204	177,864	176,262
Perpetual license	3	24	12	51
Total cost of revenue	96,706	93,763	288,310	287,837
Gross profit	228,344	240,880	718,040	670,546
Operating expenses
Selling and marketing	127,669	131,598	395,125	425,253
Research and development	74,157	74,955	221,695	224,262
General and administrative	35,694	27,321	84,641	73,893
Litigation settlement, net of recoveries	—	—	32,403	—
Restructuring	2,485	17,822	3,283	21,450
Total operating expenses	240,005	251,696	737,147	744,858
(Loss) from operations	(11,661)	(10,816)	(19,107)	(74,312)
Foreign currency transaction (loss) gain	(4,405)	1,994	(7,230)	(3,971)
Interest income	6,769	2,532	18,835	5,831
Interest expense	(1,639)	(1,533)	(5,047)	(5,229)
(Loss) on capped call transactions	(689)	(2,294)	(667)	(449)
Other income, net	—	6,383	1,684	18,668
(Loss) before provision for income taxes	(11,625)	(3,734)	(11,532)	(59,462)
Provision for income taxes	2,765	3,545	8,369	15,395
Net (loss)	$(14,390)	$(7,279)	$(19,901)	$(74,857)
(Loss) per share
Basic	$(0.17)	$(0.09)	$(0.23)	$(0.90)
Diluted	$(0.17)	$(0.09)	$(0.23)	$(0.90)
Weighted-average number of common shares outstanding
Basic	85,625	83,336	85,018	82,996
Diluted	85,625	83,336	85,018	82,996

PEGASYSTEMS INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$287,649	$229,902
Marketable securities	415,341	193,436
Total cash, cash equivalents, and marketable securities	702,990	423,338
Accounts receivable, net	173,623	300,173
Unbilled receivables, net	157,281	237,379
Other current assets	85,186	68,137
Total current assets	1,119,080	1,029,027
Long-term unbilled receivables, net	77,576	85,402
Goodwill	81,568	81,611
Other long-term assets	301,008	314,696
Total assets	$1,579,232	$1,510,736
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$20,103	$11,290
Accrued expenses	41,236	39,941
Accrued compensation and related expenses	98,033	126,640
Deferred revenue	345,574	377,845
Convertible senior notes, net	501,225	—
Other current liabilities	18,372	21,343
Total current liabilities	1,024,543	577,059
Long-term convertible senior notes, net	—	499,368
Long-term operating lease liabilities	66,750	66,901
Other long-term liabilities	14,916	13,570
Total liabilities	1,106,209	1,156,898
Total stockholders’ equity	473,023	353,838
Total liabilities and stockholders’ equity	$1,579,232	$1,510,736

PEGASYSTEMS INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Nine Months Ended September 30,
	2024	2023
Net (loss)	$(19,901)	$(74,857)
Adjustments to reconcile net (loss) to cash provided by operating activities
Non-cash items	180,036	168,001
Change in operating assets and liabilities, net	90,562	44,776
Cash provided by operating activities	250,697	137,920
Cash (used in) investing activities	(215,999)	(24,176)
Cash provided by (used in) financing activities	26,949	(85,031)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	4,591	(1,621)
Net increase in cash, cash equivalents, and restricted cash	66,238	27,092
Cash, cash equivalents, and restricted cash, beginning of period	232,827	145,054
Cash, cash equivalents, and restricted cash, end of period	$299,065	$172,146

PEGASYSTEMS INC.
RECONCILIATION OF SELECTED GAAP AND NON-GAAP MEASURES
(in thousands, except percentages and per share amounts)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2024	2023	Change	2024	2023	Change
Net (loss) - GAAP	$(14,390)	$(7,279)	(98)%	$(19,901)	$(74,857)	73%
Stock-based compensation (1)	37,213	31,299		108,218	110,083
Restructuring	2,485	17,822		3,283	21,450
Legal fees	9,863	6,748		14,214	11,066
Litigation settlement, net of recoveries	—	—		32,403	—
Amortization of intangible assets	700	965		2,453	2,977
Interest on convertible senior notes	621	613		1,857	1,988
Capped call transactions	689	2,294		667	449
Repurchases of convertible senior notes	—	—		—	(7,855)
Foreign currency transaction loss (gain)	4,405	(1,994)		7,230	3,971
Other	—	(5,814)		(1,628)	(10,285)
Income taxes (2)	(6,992)	(7,059)		(26,207)	(969)
Net income - non-GAAP	$34,594	$37,595	(8)%	$122,589	$58,018	111%

Diluted (loss) per share - GAAP	$(0.17)	$(0.09)	(89)%	$(0.23)	$(0.90)	74%
non-GAAP adjustments	0.56	0.53		1.61	1.59
Diluted earnings per share - non-GAAP	$0.39	$0.44	(11)%	$1.38	$0.69	100%

Diluted weighted-average number of common shares outstanding - GAAP	85,625	83,336	3%	85,018	82,996	2%
Stock-based compensation	4,097	1,945		3,512	1,332
Diluted weighted-average number of common shares outstanding - non-GAAP	89,722	85,281	5%	88,530	84,328	5%
Our non-GAAP financial measures reflect the following adjustments:
•Stock-based compensation: We have excluded stock-based compensation from our non-GAAP operating expenses and profitability measures. Although stock-based compensation is a key incentive offered to our employees, and we believe such compensation contributed to our revenues recognized during the periods presented and is expected to contribute to our future revenues, we continue to evaluate our business performance, excluding stock-based compensation.
•Restructuring: We have excluded restructuring from our non-GAAP financial measures. Restructuring fluctuates in amount and frequency and is significantly affected by the timing and size of our restructuring activities. We believe excluding these amounts from our non-GAAP financial measures is useful to investors as these amounts are not representative of our core business operations and ongoing operational performance.
•Legal fees: Legal and related fees arising from proceedings outside the ordinary course of business. We believe excluding these amounts from our non-GAAP financial measures is useful to investors as the types of events giving rise to them are not representative of our core business operations and ongoing operational performance.
•Litigation settlement, net of recoveries: Cost to settle litigation, net of insurance recoveries, arising from proceedings outside the ordinary course of business. See Note 15. Commitments and Contingencies in our Quarterly Report for the three months ended September 30, 2024 for additional information. We believe excluding these amounts from our non-GAAP financial measures is useful to investors as the types of events giving rise to them are not representative of our core business operations and ongoing operational performance.
•Amortization of intangible assets: We have excluded the amortization of intangible assets from our non-GAAP operating expenses and profitability measures. Amortization of intangible assets fluctuates in amount and frequency and is significantly affected by the timing and size of acquisitions. Investors should note that intangible assets contributed to our revenues recognized during the periods presented and are expected to contribute to future revenues. Amortization of intangible assets is likely to recur in future periods. We believe excluding these amounts provides a useful comparison of our operational performance in different periods.

•Interest on convertible senior notes: In February 2020, we issued convertible senior notes, due March 1, 2025, in a private placement. We believe that excluding the amortization of issuance costs provides a useful comparison of our operational performance in different periods.
•Capped call transactions: We have excluded gains and losses related to our capped call transactions held at fair value under U.S. GAAP. The capped call transactions are expected to reduce common stock dilution and/or offset any potential cash payments we must make, other than for principal and interest, upon conversion of the convertible senior notes. We believe excluding these amounts from our non-GAAP financial measures is useful to investors as the types of events giving rise to them are not representative of our core business operations and ongoing operational performance.
•Repurchases of convertible senior notes: We have excluded gains from the repurchases of Convertible Senior Notes. We believe excluding these amounts from our non-GAAP financial measures is useful to investors as the types of events giving rise to them are not representative of our core business operations and ongoing operational performance.
•Foreign currency transaction loss (gain): We have excluded foreign currency transaction gains and losses from our non-GAAP profitability measures. Foreign currency transaction gains and losses fluctuate in amount and frequency and are significantly affected by foreign exchange market rates. Foreign currency transaction gains and losses are likely to recur in future periods. We believe excluding these amounts provides a useful comparison of our operational performance in different periods.
•Other: We have excluded gains and losses from our venture investments and expenses incurred due to the cancellation of in-person sales and marketing events. We believe excluding these amounts from our non-GAAP financial measures is useful to investors as the types of events giving rise to them are not representative of our core business operations and ongoing operational performance.
•Diluted weighted-average number of common shares outstanding:
•Stock-based compensation: In periods of non-GAAP income, we have included the dilutive impact of stock-based compensation in our non-GAAP weighted-average shares. In periods of GAAP loss, these shares would have been excluded from our GAAP results as they would be anti-dilutive for GAAP. We believe including the dilutive effect of stock-based compensation in our non-GAAP financial measures in periods of income is helpful to investors as this provides a useful comparison of our operational performance in different periods.
(1) Stock-based compensation:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Cost of revenue	$6,894	$6,410	$20,558	$22,497
Selling and marketing	14,169	10,401	41,621	43,410
Research and development	7,308	7,375	22,779	24,286
General and administrative	8,842	7,113	23,260	19,890
	$37,213	$31,299	$108,218	$110,083
Income tax benefit	$(512)	$(316)	$(1,377)	$(1,569)
(2) Effective income tax rates:

	Nine Months Ended September 30,
	2024	2023
GAAP	(73)%	(26)%
non-GAAP	22%	22%
Our GAAP effective income tax rate is subject to significant fluctuations due to several factors, including our stock-based compensation plans, research and development tax credits, gains and losses on our capped call transactions, and the valuation allowance on our deferred tax assets in the U.S. and U.K. We determine our non-GAAP income tax rate using applicable rates in taxing jurisdictions and assessing certain factors, including historical and forecasted earnings by jurisdiction, discrete items, and ability to realize tax assets. We believe it is beneficial for our management to review our non-GAAP results consistent with our annual plan's effective income tax rate as established at the beginning of each year, given tax rate volatility. See Note 13. Income Taxes in our Quarterly Report for the three months ended September 30, 2024 for additional information.

PEGASYSTEMS INC.
RECONCILIATION OF FREE CASH FLOW (1) AND OTHER METRICS
(in thousands, except percentages)

	Nine Months Ended September 30,		Change
	2024	2023
Cash provided by operating activities	$250,697	$137,920	82%
Investment in property and equipment	(4,921)	(14,271)
Free cash flow (1)	$245,776	$123,649	99%

Supplemental information (2)
Litigation settlement, net of recoveries	$32,403	$—
Legal fees	9,232	5,867
Restructuring	4,214	21,576
Interest on convertible senior notes	3,767	4,134
Income taxes	32,246	7,913
	$81,862	$39,490
(1) Our non-GAAP free cash flow is defined as cash provided by operating activities less investment in property and equipment. Investment in property and equipment fluctuates in amount and frequency and is significantly affected by the timing and size of investments in our facilities. We provide information on free cash flow to enable investors to assess our ability to generate cash without incurring additional external financings. This information is not a substitute for financial measures prepared under U.S. GAAP.
(2) The supplemental information discloses items that affect our cash flows and are considered by management not to be representative of our core business operations and ongoing operational performance.
•Litigation settlement, net of recoveries: Cost to settle litigation, net of insurance recoveries, arising from proceedings outside the ordinary course of business. See Note 15. Commitments and Contingencies in our Quarterly Report for the three months ended September 30, 2024 for additional information.
•Legal fees: Legal and related fees arising from proceedings outside the ordinary course of business.
•Restructuring: Restructuring fluctuates in amount and frequency and is significantly affected by the timing and size of our restructuring activities.
•Interest on convertible senior notes: In February 2020, we issued convertible senior notes, due March 1, 2025, in a private placement. The convertible senior notes accrue interest at an annual rate of 0.75%, payable semi-annually in arrears on March 1 and September 1.
•Income taxes: Direct income taxes paid net of refunds received.
PEGASYSTEMS INC.
ANNUAL CONTRACT VALUE
(in thousands, except percentages)

Annual contract value (“ACV”) - ACV represents the annualized value of our active contracts as of the measurement date. The contract's total value is divided by its duration in years to calculate ACV. ACV is a performance measure that we believe provides useful information to our management and investors.

	September 30, 2024	September 30, 2023	Change		Constant Currency Change
Pega Cloud	$640,574	$494,571	$146,003	30%	26%
Maintenance	306,753	319,250	(12,497)	(4)%	(6)%
Subscription services	947,327	813,821	133,506	16%	14%
Subscription license	412,678	355,055	57,623	16%	15%
	$1,360,005	$1,168,876	$191,129	16%	14%

PEGASYSTEMS INC.
BACKLOG
(in thousands, except percentages)

Remaining performance obligations (“Backlog”) - Expected future revenue from existing non-cancellable contracts:
As of September 30, 2024:

	Subscription services		Subscription license	Perpetual license	Consulting	Total
	Pega Cloud	Maintenance
1 year or less	$495,637	$188,905	$38,175	$2,252	$54,203	$779,172	53%
1-2 years	310,020	63,701	9,686	317	3,062	386,786	26%
2-3 years	146,877	26,436	3,046	—	2,008	178,367	12%
Greater than 3 years	112,002	18,854	102	—	—	130,958	9%
	$1,064,536	$297,896	$51,009	$2,569	$59,273	$1,475,283	100%
% of Total	73%	20%	3%	—%	4%	100%
Change since September 30, 2023
	$221,777	$(9,387)	$(12,956)	$(4,694)	$15,176	$209,916
	26%	(3)%	(20)%	(65)%	34%	17%
As of September 30, 2023:

	Subscription services		Subscription license	Perpetual license	Consulting	Total
	Pega Cloud	Maintenance
1 year or less	$391,324	$202,610	$48,427	$4,567	$39,335	$686,263	54%
1-2 years	239,787	58,610	4,356	2,696	3,662	309,111	24%
2-3 years	121,778	28,585	8,518	—	1,100	159,981	13%
Greater than 3 years	89,870	17,478	2,664	—	—	110,012	9%
	$842,759	$307,283	$63,965	$7,263	$44,097	$1,265,367	100%
% of Total	67%	24%	5%	1%	3%	100%

PEGASYSTEMS INC.
RECONCILIATION OF GAAP BACKLOG AND CONSTANT CURRENCY BACKLOG
(in millions, except percentages)

	September 30, 2023	September 30, 2024	1 Year Growth Rate
Backlog - GAAP	$1,265	$1,475	17%
Impact of changes in foreign exchange rates	—	(43)
Constant currency backlog	$1,265	$1,432	13%
Note: Constant currency Backlog is calculated by applying the September 30, 2023 foreign exchange rates to all periods shown.